January 20, 2010
Allstate Life Insurance Company
3100 Sanders Road
Northbrook, IL 60062

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Allstate Life Insurance Company and subsidiaries (the “Company”) for the three-month and nine-month periods ended September 30, 2009 and 2008, and have issued our report dated November 10, 2009 (which report includes an explanatory paragraph relating to a change in the Company’s presentation and method of accounting for other-than-temporary impairments of debt securities in the second quarter of 2009). As indicated in such reports, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009 and 2008, are being incorporated by reference in this Form N-4 Post-Effective Amendment No. 12 to Registration Statement No. 333-141909.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP